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                                   EXHIBIT 3.4

                            BYLAWS OF HOMELIFE, INC.

                             DATED OCTOBER 10, 1995

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                                     BYLAWS

                                       OF

                                 HOMELIFE, INC.
                              A NEVADA CORPORATION

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                                      INDEX
                                    BYLAWS OF
                                 HOMELIFE, INC.

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
ARTICLE I - OFFICES...............................................................................................1

ARTICLE II - STOCKHOLDERS.........................................................................................1
         1.       ANNUAL MEETING..................................................................................1
         2.       SPECIAL MEETINGS................................................................................1
         3.       PLACE OF MEETING................................................................................1
         4.       NOTICE OF MEETING...............................................................................1
         5.       CLOSING OF TRANSFER BOOK OR FIXING OF RECORD DATE...............................................1
         6.       VOTING LIST.....................................................................................2
         7.       QUORUM..........................................................................................2
         8.       PROXIES.........................................................................................2
         9.       VOTING..........................................................................................2
         10.      ORDER OF BUSINESS...............................................................................2

                  a.       Roll Call..............................................................................2
                  b.       Proof of notice of meeting or waiver of notice.........................................2
                  c.       Reading of minutes of preceding meeting................................................2
                  d.       Reports of Officers....................................................................2
                  e.       Reports of Committees..................................................................2
                  f.       Election of Directors..................................................................2
                  g.       Unfinished Business....................................................................2
                  h.       New Business...........................................................................2
         11.      INFORMAL ACTION BY STOCKHOLDERS.................................................................2

ARTICLE III - BOARD OF DIRECTORS..................................................................................3
         1.       GENERAL POWERS..................................................................................3
         2.       NUMBER, TENURE AND QUALIFICATIONS...............................................................3
         3.       REGULAR MEETINGS................................................................................3
         4.       SPECIAL MEETINGS................................................................................3
         5.       NOTICE..........................................................................................3
         6.       QUORUM..........................................................................................3
         7.       MANNER OF ACTING................................................................................3
         8.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.......................................................3
         9.       REMOVAL OF DIRECTORS............................................................................3
         10.      RESIGNATION.....................................................................................3
         11.      COMPENSATION....................................................................................3
         12.      EXECUTIVE AND OTHER COMMITTEES..................................................................4

ARTICLE IV - OFFICERS.............................................................................................4
         1.       NUMBER..........................................................................................4
         2.       ELECTION AND TERM OF OFFICE.....................................................................4
         3.       REMOVAL.........................................................................................4
         4.       VACANCIES.......................................................................................4
         5.       PRESIDENT.......................................................................................4
         6.       CHAIRMAN OF THE BOARD...........................................................................4
         7.       SECRETARY.......................................................................................4
         8.       TREASURER.......................................................................................4
         9.       SALARIES........................................................................................5

ARTICLE V - STOCK.................................................................................................5

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         1.       CERTIFICATES....................................................................................5
         2.       NEW CERTIFICATES................................................................................5
         3.       RESTRICTIONS OF TRANSFER........................................................................5

ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS...............................................................5
         1.       CONTRACTS.......................................................................................5
         2.       LOANS...........................................................................................5
         3.       CHECKS, DRAFTS, ETC.............................................................................5
         4.       DEPOSITS........................................................................................5

ARTICLE VII - FISCAL YEAR.........................................................................................5

ARTICLE VIII - DIVIDENDS..........................................................................................5

ARTICLE IX - SEAL.................................................................................................5

ARTICLE X - WAIVER OF NOTICE......................................................................................6

ARTICLE XI - AMENDMENTS...........................................................................................6

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                                     BYLAWS

                                       OF

                                 HOMELIFE, INC.
                              A NEVADA CORPORATION

                               ARTICLE I - OFFICES

         The principal office of the corporation in the State of Nevada shall be located at 1200 S. Eastern Avenue, in the city of Las Vegas, county of Clark. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS

1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the 2nd Tuesday of August in each year, beginning with the year 1996 at the hour of 1 o'clock P.M. local time for the purpose of the election of directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a director, and shall be called by the president at the request of the holders of not less than fifty one (51) percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING. The directors may designate any place, either within or without the state unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting is called, shall be delivered not less than ten (10) days nor more than twenty (20) days before the date of the meeting, either personally or by mail, by the direction of the president, or secretary, or the director calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case twenty (20) days. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least twenty (20) immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more


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         than twenty (20) days and, in case of a meeting of stockholders, such date in any case to be not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed ro the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. VOTING LIST. The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of the (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7. QUORUM. At any meeting of stockholders fifty one (51) percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. The stockholders present at duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8. PROXIES. At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING. Each shareholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of Nevada.

10. ORDER OF BUSINESS. The order of business at all meetings of the stockholders, shall be as follows:

         a.       Roll Call.
         b.       Proof of notice of meeting or waiver of notice.
         c.       Reading of minutes of preceding meeting.
         d.       Reports of Officers.
         e.       Reports of Committees.
         f.       Election of Directors,
         g.       Unfinished Business.
         h.       New Business.

11. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by law, any action

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required to be taken at a meeting of the stockholder, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper. not inconsistent with these by-laws and the laws of the State of Nevada.

2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be a minimum of one (1) and a maximum of five (5). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3. REGULAR MEETINGS. A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS. Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5. NOTICE. Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM. At a meeting of the directors fifty (50) percent shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION. A director may resign at any time by giving written notice to the board, the present or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

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11. COMPENSATION. No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. EXECUTIVE AND OTHER COMMITTEES. The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors. Each such committee shall serve at the pleasure of the board.

                              ARTICLE IV - OFFICERS

1. NUMBER. The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected an shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL. Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any property officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of present and such other duties as may be prescribed by the directors from time to time.

6. CHAIRMAN OR THE BOARD. In the absence of the present or in the event of his death, inability or refusal to act, the chairman of the board of directors shall assume the duties of the present, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

7. SECRETARY. The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general preform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8. TREASURER. If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies

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due and payable to the corporation from any source whatsoever, and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9. SALARIES. The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

                                ARTICLE V - STOCK

1. CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President or Vice President and the Secretary or an Assistant Secretary, and shall be sealed with he seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's officers on such certificates may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificate of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

2. NEW CERTIFICATES. No new certificates evidencing shares shall be issued unless the older certificate or certificates in lieu of which the new certificates is issued, shall be surrendered for cancellation, except as provided in paragraph 2 of this Article V.

3. RESTRICTION OF TRANSFER. No certificate shall be issued or re-issued without a restriction of transferability clearly imprinted thereupon unless registered as required by law or an exemption from registration is available.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1. CONTRACTS. The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the corporation shall begin on the 1st day of June each year.

                            ARTICLE VIII - DIVIDENDS

         The directors may from time to time declare, and the corporation may pay, dividends on its outstanding

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shares in the manner and upon the terms and conditions provided by law.

                                ARTICLE IX - SEAL

         The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

                          ARTICLE X - WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

Read and approved by the founder of this corporation:

                               /s/ Robert L. Cashman           Date: 10/10/95
                               ----------------------------
                                   Robert L. Cashman

                               /s/ Georgia Cashman             Date: 10/10/95
                               ----------------------------
                                   Georgia Cashman

                               /s/ Karen Fowler                Date: 10/10/95
                               ----------------------------
                                   Karen Fowler

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